UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number	(Registrant’s Telephone Number
Including Area Code)	Including Area Code)

                       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                       ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                       ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                       ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                       ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

                                                (b)  David A. Tanner resigned from the Board of Directors of Protection One, Inc. (the “Company”), effective as of April 15, 2008.  Edward F. Sippel was appointed to the Board, effective as of April 15, 2008, to fill the vacancy created by Mr. Tanner’s resignation.  Each of Mr. Tanner and Mr. Sippel is a designee of POI Acquisition, LLC, the Company’s largest stockholder and an affiliate of Quadrangle Group LLC (collectively, “Quadrangle”), pursuant to the terms of the Amended and Restated Stockholders Agreement, dated as of April 2, 2007, among the Company and affiliates of Quadrangle and Monarch Alternative Capital LP.  For a description of the Company’s relationship with Quadrangle, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the Securities and Exchange Commission on April 30, 2007.

                                                (d)   See item 5.02(b) above for a description of the appointment of Mr. Sippel to the Company’s Board.  In addition, Arlene M. Yocum, a current member of the Company’s Board, was appointed to the Company’s Audit Committee to fill the vacancy on such committee created by Mr. Tanner’s resignation.

SIGNATURES

                                                 Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 17, 2008	By:	/s/ Darius G. Nevin
	Name:	Darius G. Nevin
	Title:	Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 17, 2008	By:	/s/ Darius G. Nevin
	Name:	Darius G. Nevin
	Title:	Executive Vice President and
Chief Financial Officer